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                                                                    Exhibit 10.5

               HANDWRITING RECOGNITION TECHNOLOGY LICENSE CONTRACT
                                  (TRANSLATION)

PARTY A: CEC Telecom Co. Ltd.

PARTY B: Beijing Tsinghua Unisplendour Wintone Information Technology Ltd.

PLACE OF EXECUTION:  Beijing

After consultations, the Parties have reached the following agreement based on mutual benefit and friendly cooperation in relation to the licensing of Party B's handwriting recognition technology to be used in Party A's products:

1.   CONTENT

Party B licenses Party A to use the handwriting recognition technology developed by Party B in Party A's products, and Party A shall pay to Party B corresponding royalty fees based on the actual quantity of products sold by Party A.

2.   TECHNOLOGY PROVIDED BY PARTY B

The identity number of the latest Embedded Handwritten Chinese Characters Recognition Technology and the finally delivered technical version, of which Party A is the proprietary owner of the intellectual property, is 3.2. Meanwhile, Party B undertakes that every time after the completion of a new version of software, it will notify Party A in a timely fashion and Party A may make such version update free of charge.

3.   PARTY A'S PRODUCTS

Wireless Mobile Phone ("MP") products developed by Party A itself and sold with Party A's proprietary brand name "CECT".

4.   ROYALTY FEES AND PAYMENT METHODS

4.1 After the signing of the Contract, Party A shall pay to Party B royalty fees according to the actual sales quantity of its first batch of T688 and T868 MP products on a monthly basis. For MP products of any subsequent models, Party A shall order the "Wintone Handwriting" special laser anti-forgery labels for the purpose of copyright protection 15 days in advance based on its production plan, and upon receipt of the order, Party B shall delivery the quantity of laser security labels as specified in the order to Party A within 15 days, and at the same time issue VAT invoices to Party B. Party A shall pay to Party B the royalty fees 45 days upon receipt of the invoices.

4.2 If the total quantity of Party A's products is no more than three hundred thousand (300,000) sets, Party A shall pay to Party B a royalty fee of two (2.00) yuan per set (including tax); if the total quantity of Party A's products is more than three hundred


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     thousand (300,000), Party A shall pay to Party B a royalty fee of one point five (1.50) yuan per set (including tax). In case of increased pressure from the market or product cost, the Parties may negotiate and adjust the amount of the royalty fees.

4.3 Party B shall, when supplying the labels, provide a 3% wastage rate of the total quantity of labels of that batch. If Party A's wastage rate is above 3%, Party B shall provide such additional labels to Party A within 24 hours after Party A raises the request for additional labels.

5.   INTELLECTUAL PROPERTY

5.1 Party B warrants that the handwriting recognition technology it provides is the proprietary intellectual property it legitimately owns. Party A shall have the use right of such handwriting recognition technology pursuant to this Contract.

5.2 Without due authorization, Party A shall not provide the handwriting recognition technology provided by Party B to any third parties.

5.3 Party A shall ensure that special laser anti-forgery labels certifying the authorized use of the technology are affixed on the products (on the User Manual) using Party B's handwriting recognition technology (the CECT T688 and CECT T868 platform products, and products of other models agreed upon by both Parties separately in writing).

5.4 The Parties agree that for any actions filed against the products provided by Party B to Party A for infringing the intellectual property of any third party or any other claims of infringement, Party B shall be liable for the settlement of such lawsuits or disputes and bear any responsibilities and expenses arising thereof. Party B shall hold Party A harmless from any loss or damage thus incurred, and indemnify Party A for any actual loss or damage suffered by Party A.

6.   CONFIDENTIALITY

6.1 The Parties shall be obligated to keep confidential of the other Party's trade secrets and to strictly abide by the Technology Confidentiality Agreement.

6.2 The Parties shall take appropriate confidentiality measures to properly maintain the confidential information received. A Party must keep strictly confidential of the know-how received from the other Party. Without the prior written consent of the other Party, either Party shall not disclose such know-how to any third party outside of this Contract in any manner.

7.   OBLIGATIONS

7.1 Party B shall have the obligation to provide complete technical support to Party A and cooperate with Party A during the commissioning and provide training to Party A in order for Party A to smoothly complete the building in of such handwriting recognition technology and to ensure that Party A's products and products under development using Party B's technology be completed according to the schedule, and there be no quality problems that might affect the use of the end users of the products due to the application of Party B's technology.


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7.2  Party A shall have the obligation to provide the actual production quantity of its products, and make payment to Party B at the times specified in the Contract.

8.   BREACH OF CONTRACT

Either Party that breaches its obligations under this Contract shall bear legal responsibilities, such as compensation etc.

9.   RESOLUTION OF DISPUTES

The Parties shall try to settle any dispute arising out of this Contract through friendly consultations. If the dispute can not be settled by consultations, either Party may submit the dispute to Beijing Arbitration Committee for arbitration pursuant to the currently effective arbitration rules and procedures. The arbitration tribunal shall consist of three arbitrators. Party A and Party B shall each designate an arbitrator, and the two arbitrators thus designated shall appoint a third arbitrator. The arbitral award shall be final and binding on both Parties.

10.  TERM AND AMENDMENTS

10.1 The term of this Contract shall be two (2) years after its effective date.

10.2 This Contract shall come into effect upon execution by both Parties, and shall not be amended unless agreed by both Parties.

10.3 This Contract is made in quadruplet with equal legal effect. Each Party will hold 2 copies.

10.4 Both Parties shall maintain the validity of this Contract during the term of this Contract. Where there is any corporate change with either of the Parties, such Party shall notify the other Party in a timely manner, and the Parties shall make relevant changes to this Contract in a timely manner with regard to the changed matters.

10.5 Any matters that are uncovered in this Contract shall be supplemented by appendices. The appendices, once executed by both Parties, shall have the same legal effect as this Contract.

Party A: CEC Telecom Co. Ltd.           Party B: Beijing Tsinghua Unisplendour
                                                 Wintone Information
                                                 Technology Ltd.

Seal:                                   Seal:
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Signature:                              Signature:
           --------------------------              -----------------------------
Date:                                   Date: June 7, 2004
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